EXHIBIT 10.1

AGREEMENT BETWEEN NELDON JOHNSON AND INTERNATIONAL AUTOMATED SYSTEMS, INC.

THIS AGREEMENT made this 14th day of May, 2004, by and between Neldon P. Johnson and (hereinafter "Transferor") and International Automated Systems, Inc., a Utah corporation, (hereinafter "IAS")

WITNESSETH:

WHEREAS, Transferor owns the items of personal property listed on Exhibit A (hereinafter collectively referred to as the "Assets");

WHEREAS, IAS and Transferor agree that it would be to their mutual benefit for IAS to receive from Transferor the Assets in exchange for 10,000,000 shares of Series A Preferred Stock with voting rights of 10 votes per share and the right and option to purchase 100,000,000 shares of IAS restricted common stock under the provisions set forth in Exhibit C (the “Warrant Agreement”) and 10% (ten percent) of IAS’s total gross sales in royalties; and

WHEREAS, previously IAS and Transferor have discussed the acquisition of certain assets from the Transferor and the Board of Directors of IAS adopted certain minutes pertaining to the purchase and acquisition of certain assets from Transferor.

NOW THEREFORE, in consideration of the promises and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.  (REPRESENTATIONS AND WARRANTIES OF TRANSFEROR)

Transferor hereby represents and warrants to IAS that:

a)  He, as investor, has complete title and owns as of the date hereof, and as of the Closing Date hereinafter provided will own the Assets free and clear of all liens, charges and encumbrances except those assets previously assigned to IAS.

b)  Transferor is not in default under any material agreement to which it is a party nor in the payment of any obligation.

c)  This Agreement has been duly executed by Transferor and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment order or decree to which Transferor is a party or to which Transferor is subject nor will such execution and performance constitute a violation of or conflict with any fiduciary to which Transferor is subject.

d)  All representations and warranties made by Transferor in connection with the transactions contemplated hereunder shall be truthful and not misleading.

e)   Transferor has no liens filed against him by any governmental authority, commission, department, or agency.

f)   Transferor warrants that the ideas for the Assets were conceived by him and that he developed the assets with his own funds or he advanced funds to IAS for such Asset development.

g)   Transferor warrants to the best of his knowledge that he is in compliance with all relevant statutes, laws, regulations, and administrative rules regarding the Assets.

2. (REPRESENTATIONS AND WARRANTIES OF IAS)

IAS represents and warrants that:

It is a corporation duly organized and validly existing and in good standing under the laws of the State of Utah; and IAS has the corporate authority, right, and power to enter into this Agreement.

3. (CLOSING)  The Closing of this Agreement shall proceed on May 14, 2004, at 326 North SR 198, Salem, Utah, or at such other place as designated and determined between the parties, as follows:

a)  IAS shall undertake and perform all necessary requirements to issue the 10,000,000 shares of Series A Preferred Stock and IAS shall deliver instructions to its transfer agent to issue certificates evidencing the aforementioned shares to Transferor.  In addition, IAS shall file with the Utah Division of Corporations all documents required to authorize the issuance of the Series A Preferred Stock which Series when issued shall provide that each share of the 10,000,000  shares of Series A Preferred Stock, no par value per share, and each share shall be entitled to ten votes per share and that the shares of Series A Preferred Stock shall vote with the shares of common stock as to all matters.  IAS will also execute the Warrant Agreement which shall be Exhibit C of this Agreement.

b)  Transferor shall do the following:  (1) present a certification that Transferor has clear title and unencumbered ownership of the Assets, (2) present an executed investment letter in the form mutually agreed upon by the parties, and (3) execute bills of sale or other documents transferring the Assets to IAS.

c)   As a continuing obligation and duty to IAS for the purchase of the Assets, Transferor expressly covenants and promises that he will execute as may be required in the future all documents necessary to effect the transfer of the Assets to IAS.

4. (TAX TREATMENT)

IAS expressly makes no warranty to Transferor regarding any possible tax treatment of his sale of the Assets which any governmental entity may accord the transaction.  IAS to the extent practicable will do all acts and will cooperate to the extent possible to assist Transferor to receive favorable tax treatment to him.

5. (BANKRUPTCY)

If any proceeding under the Bankruptcy Act, as amended, is commenced by or against the Company, or if IAS is adjudged insolvent, or if a receiver is appointed in any proceeding, or if any court or governmental agency restricts, removes, or forbids Transferor from working and/or operating within IAS in conjunction with the heretofore transferred  Assets, Transferor shall immediately without further action on his part and without any court order or proceeding, receive back all right, title and interest to the Assets, but only  upon the occurrence of any of the aforesaid events.

6. (EFFECTIVE DATE)

The parties agree that the sale, transfer of all title and interest and conveyance of the Assets shall be given effect as of May 14, 2004.

7. (CONDITIONS TO CLOSING)The obligations of IAS and Transferor to complete the transactions provided for herein shall be subject to the performance of all their respective agreements to be performed hereunder on or before the Closing, to the material truth and accuracy of the respective representations and warranties of IAS and Transferor contained herein, and to the further conditions that:

(a)  All representations and warranties of IAS and Transferor contained in this Agreement are substantially true and correct on and as of the Closing with the same effect as if made on and as of said date.

(b)  As of the Closing there shall have been no material adverse change in the affairs, business, property or financial condition of IAS or Transferor and shall so certify in writing.

(c)  All of the agreements and covenants contained in this Agreement that are to be complied with, satisfied and performed by each of the parties hereto on or before the Closing, shall, in all material respects, have been complied with, satisfied and performed.

8. (ADDITIONAL COVENANTS)

During the period between the date hereof and the Closing, IAS shall conduct its business and operations in the same manner in which the same have heretofore been conducted.

During such period, unless it has received written consent thereto from the other party, neither IAS nor Transferor will:

(a)  Incur any obligation, liability or commitment, absolute or contingent, other than current liabilities incurred in the ordinary and usual course of business.

(b)  Declare or pay and dividends on or make any distributions in respect of, or issue, purchase or redeem any of its shares of stock except in accordance with this Agreement.

(c)  Subject any of its properties to a mortgage, pledge or lien, except in the usual and ordinary course of business.

(d)  Sell or transfer any of its properties, except in the usual and ordinary course of business.

(e)  Make any investment of a capital nature, except in the usual and ordinary course of business.

(f)  Enter into any long-term contracts or commitments or modify or terminate any existing agreements, except in the usual and ordinary course of business.

(g)  Use any of its assets or properties except for proper corporate purposes.

(h)  Sell, contract to sell or issue any equity or debt securities.

9.  (MERGER CLAUSE)

This Agreement supersedes all prior agreements and understandings between the parties and may not be changed or terminated orally, and no attempted change, termination or waiver of any of the provisions hereof shall be binding unless in writing and signed by the parties hereto.

10. (GOVERNING LAW)

This Agreement shall be governed by and construed according to the laws of the State of Utah.

11.  (SUCCESSOR AND ASSIGNS)

The Assets, after closing, may be assigned, in whole or in part, to an independent entity or a subsidiary or subsidiaries of IAS.  This Agreement may also be assigned by any of the parties hereto to any other party, person or entity without written notification to the other party.  This Agreement shall extend to and be binding upon the successors, heirs and assigns of the respective parties hereto.

12.  (FORCE MAJEURE)

Neither party shall be in default of this Agreement or liable to the other party for any delay or default in performance where occasioned by any cause of any kind to the extent such cause is beyond its control, including but not limited to, armed conflict or economic dislocation, civil disorder of any kind, action of any civil or military authorities (including priorities and allocations), fires, floods and accidents.

13.  (HEADINGS)

Headings in this Agreement are for the convenience of the parties only and they shall not be deemed to change or alter the meaning of any section, paragraph, or part  of this Agreement.

14.  (SEVERABILITY)

Every restriction or limitation in this Agreement is severable any any other possible future finding by a duly constituted authority that a particular provision herein is invalid, the parties hereto have made this agreement with the clear intention of continuing to perform all provisions hereof which have not been found invalid.  The parties agree to consult about modification of any provision of the Agreement that may be found invalid by such duly constituted authority.  All other valid clauses are operative and shall be enforced.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

Dated this 14th day of  May, 2004.

INTERNATIONAL AUTOMATED SYSTEMS, INC.

ATTEST:

_____________________

_____________________

Randale Johnson

Neldon Johnson

Secretary

President

ACKNOWLEDGMENT

STATE OF UTAH       )

                    :  ss.

UTAH COUNTY         )

On this 14th day of May 2004, before me the undersigned officer, personally appeared Neldon P. Johnson and Randale Johnson, the President and Secretary, respectively, of the above-named corporation, and that they, as such officers, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as such officers.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

NOTARY PUBLIC

My Commission Expires:

Residing at:

TRANSFEROR:

Dated this 14th Day of May, 2004

____________________

Neldon Johnson

ACKNOWLEDGMENT

STATE OF UTAH       )

                    :  ss.

UTAH COUNTY         )

On this 14th day of May 2004, before me the undersigned officer, personally appeared Neldon P. Johnson and Randale Johnson, the President and Secretary, respectively, of the above-named corporation, and that they, as such officers, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by themselves as such officers.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

NOTARY PUBLIC

My Commission Expires:

Residing at: